                                                                     EXHIBIT 4.2


NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.


WARRANT NO. 1                                              Date:          , 2004
                                                                ----------

                          EDUCATION REALTY TRUST, INC.
                          COMMON STOCK PURCHASE WARRANT

         Education Realty Trust, Inc., a Maryland corporation (the "Company"), hereby certifies that, for value received, JPI Investment Company, L.P., a Texas limited partnership (the "Holder"), or its permitted successors or registered assigns, is entitled, subject to the terms set forth below, to purchase from the Company during the period commencing on the date that immediately follows the first anniversary of the Company's initial public offering of its common stock, par value $0.01 per share (the "Common Stock") and ending on or before February 28, 2007 (the "Expiration Date"), 250,000 shares (the "Warrant Shares") of Common Stock at an exercise price equal to 103% of the initial public offering price of the Common Stock (the "Exercise Price"). The number of Warrant Shares shall be subject to adjustment as set forth herein.

         This Warrant is issued pursuant to a Contract of Sale\Contribution dated as of September 17, 2004 between Holder and Education Realty Operating Partnership, LP (the "Purchase Agreement"), a copy of which is on file at the principal office of the Company.

         1. Definitions. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement.

         2. Exercise of Warrant. This Warrant may be exercised in full or in part at any time or from time to time until the Expiration Date by the Holder by surrender of this Warrant and the subscription form annexed hereto (duly completed and executed) by Holder, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company in the amount obtained by multiplying (a) the number of shares of Common Stock to be purchased as designated by the Holder in the subscription form by (b) the Exercise Price then in effect. On any partial exercise, the Company at its expense will forthwith issue and deliver to, or upon the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as such Holder (upon payment by such holder of any applicable transfer taxes and subject to applicable securities laws and subject to compliance with the terms hereof) may request, providing in the aggregate on the face or faces thereof for the number of shares of Common Stock for which such Warrant or Warrants may still be exercised.

         3. Adjustments to Number of Warrant Shares. The number of Warrant Shares shall be subject to adjustment as follows:

                  (a)      Adjustment for Change in Capital Stock. If the
                           Company:

                  (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                  (ii) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares of Common Stock;

                  (iii) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares of Common Stock; or

                  (iv) issues by reclassification of its Common Stock any shares of its capital stock;

         then the number of Warrant Shares shall be proportionately adjusted so that the Holder upon exercise thereafter may receive the aggregate number and kind of shares of capital stock of the Company that the Holder would have owned immediately following such action if this Warrant had been exercised immediately prior to such action.

                  (b) Reorganizations, etc. In case of any capital reorganization, any reclassification of the stock of the Company (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any change in the Common Stock) or of the sale of all or substantially all the properties and assets of the Company as an entirety to any other corporation or other person or entity, this Warrant shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable for the kind and number of shares of stock or other securities or property (including cash) of the Company or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or of such other person to which the Holder would have been entitled if the Holder had held the shares of Common Stock issuable upon the exercise hereof immediately prior to such reorganization, reclassification, consolidation, merger or sale.

                  (c) Notice of Adjustment. Upon any adjustment pursuant to this
         Section 3, the Company shall cause to be given to the Holder written notice of such adjustment.

         4. Delivery of Stock Certificates, etc., on Exercise. As soon as practicable after the exercise of this Warrant, and in any event within 10 days thereafter, the Company at its expense (including the payment by it of any applicable issue or stamp taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes and subject to applicable securities laws) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which the Holder shall be entitled on such exercise, in such denominations as may be requested by the Holder, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 2 or otherwise.

         5. Covenants as to Common Stock. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. Without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such actions as may be requisite to assure that the stated or par value per share of Common Stock is at all times equal to or less than the then effective Exercise Price per share of Common Stock issuable upon exercise of this Warrant. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

         6. No Stockholder Rights. This Warrant shall not entitle the holder hereof to any voting rights as a stockholder of the Company.

         7. Restrictions on Transfer Rights.

                  (a) The holder of this Warrant by acceptance hereof acknowledges and agrees that this Warrant and the shares of Common Stock issuable upon the exercise of all or any portion of this Warrant are subject to the provisions of the Purchase Agreement. In addition, this Warrant and the shares of Common Stock may not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or
         (ii) if requested by the Company, the Company shall first have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                  (b) Each certificate representing the shares of Common Stock shall bear a legend substantially in the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFORY TO THE COMPANY, IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

         8. Exchange of Warrant. This Warrant is exchangeable upon the surrender hereof by the holders hereof at the office or agency of the Company designated by the Company, for new Warrants of like tenor representing in the aggregate the rights to subscribe for and purchase the number of Warrant Shares that may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said Holder at the time of such surrender.

         9. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute a contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

         10. Notices. All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, first class mail, telecopier, or overnight air courier guaranteeing next day delivery, (i) if from the Company to the Holder, to the address furnished to the Company in writing by the Holder (which initially shall be the address of the Holder set forth in the Purchase Agreement), and (ii) if from the Holder to the Company, to the address of its principal office. All such notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed; (iii) when receipt is acknowledged, if sent by facsimile; and (iv) the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The parties may change the addresses to which notices are to be given by giving five days' prior notice of such change in accordance herewith.

         11. Amendment or Waiver. This Warrant and any term hereof may be amended or waived by an instrument in writing signed by the Company and the Holder. No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         12. Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Maryland, without regard to principles of conflicts of laws.

         13. Headings. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

         14. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Warrant has been executed this __ day of __________, 2004.

                                EDUCATION REALTY TRUST, INC.


                                By:
                                   -------------------------------------------
                                         Paul O. Bower
                                         Chief Executive Officer and President

                              FORM OF SUBSCRIPTION
                   (To be signed only on exercise of Warrant)




TO EDUCATION REALTY TRUST, INC.

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, _________ shares of Common Stock and herewith makes payment of $_______ therefor in cash, and requests that the certificates for such shares be issued in the name of, and delivered to ___________ whose address is __________________________________



Dated:                                        (Signature must conform to name of
        ------------------                    holder as specified on the face of
                                              the Warrant)


                                              ----------------------------------

                                              ----------------------------------
                                              (Address)